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                                  EXHIBIT 23.3

                             CONSENT OF TED H. BAKER

     The undersigned hereby consents to being named, in this Registration Statement on Form S-20 of The Options Clearing Corporation, as about to become a director of The Options Clearing Corporation.


Dated: March 8, 2002

                                       /s/ Ted H. Baker
                                       -----------------------------------
                                       Ted H. Baker